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                                                                  EXHIBIT 10.85


                        RIGHT OF FIRST REFUSAL AGREEMENT

         This Right of First Refusal Agreement (the "Agreement") is made as of June 29, 1998, by and among City National Bank of West Virginia, a national banking association, with its principal offices at 3601 MacCorkle Avenue, Charleston, West Virginia ("City"), Sovereign Bancorp, Inc., a Pennsylvania corporation, with its principal offices at 1130 Berkshire Boulevard, P.O. Box 12646, Reading, Pennsylvania 19612 ("Sovereign"), and Mego Mortgage Corporation (the "Company"), a Delaware corporation, with its principal offices at 1000 Parkwood Circle, 5th Floor, Atlanta, Georgia.

         WHEREAS, the Company has entered into a Preferred Stock Purchase Agreement dated as of June 9, 1998 with City (the "City Agreement");



                  WHEREAS, the Company has entered into a Preferred Stock Purchase Agreement dated as of June 9, 1998 with Sovereign (the "Sovereign Agreement"); and



                  WHEREAS, the City Agreement and the Sovereign Agreement both require as a condition to closing the execution of a right of first refusal agreement by and among the Company, City and Sovereign;



         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


Section 1.                 Definitions.


         A. "Acquisition Agreement" shall mean an agreement which provides for: (i) a merger, consolidation or similar transaction involving the Company or any of its subsidiaries (other than transactions solely between the Company's subsidiaries and between the Company and one or more subsidiaries and transactions involving the Company or any subsidiary in which the voting securities of the Company outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into securities of the surviving entity or the parent thereof) at least 75% of the combined voting power of the voting securities of the surviving entity or the parent thereof outstanding immediately after the consummation of the transaction), (ii) the disposition, by sale, lease, exchange or otherwise, other than in the ordinary course of business, of assets of the Company or any of its subsidiaries representing in either case 50% or more of the



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                  consolidated assets of the Company and its subsidiaries, or
                  (iii) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 50% or more of the voting power of the Company or any of its subsidiaries.


         Section 2. Right of First Refusal. Prior to entering into any Acquisition Agreement, the Company will proceed as follows:


         A. The Company will advise City and Sovereign in writing of the price and all other essential terms and conditions under which it would be willing to enter into an Acquisition Agreement with either City or Sovereign (the "Notice").


         B. City and Sovereign shall each within ten (10) days following receipt of the Notice advise the Company in writing whether or not it is willing to enter into an Acquisition Agreement with the Company at the price and on the other terms and conditions set forth in the Notice. In the event that only one of City and Sovereign advises the Company that it is willing to enter into such an Acquisition Agreement, the Company and the interested party shall negotiate in good faith with a view toward the execution of a legally binding Acquisition Agreement.


         C. In the event that both City and Sovereign advise the Company that they are willing to enter into such an Acquisition Agreement with the Company at the price and on the other terms and conditions set forth in the Notice, the Company shall negotiate in good faith with each of City and Sovereign with a view toward the execution of a legally binding Acquisition Agreement with the party which offers terms most favorable to the Company. The Company's decision as to which party's terms are most favorable shall, if made in good faith, be final and binding upon City and Sovereign.


         D. In the event that each of City and Sovereign advises the Company that it is not willing to enter into an Acquisition Agreement with the Company at the price and on the terms and conditions set forth in the Notice, or fails to advise the Company of its intentions within the ten (10) day period referred to in Paragraph B above, the Company shall be free for a period of ninety (90) days following the expiration of such ten (10) day period to enter into an Acquisition Agreement with a third party at a price and on other terms and conditions no more favorable to such third party than those set forth in the Notice; provided, however that the Company shall forward to City and to Sovereign a complete copy of the Acquisition Agreement as negotiated with such third party at least five (5) business days before it is signed.




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         E.       In the event that the Company does not enter into an
                  Acquisition Agreement with a third party within the ninety
                  (90) day period referred to in Paragraph D above, the Company must once again follow the procedure set forth herein prior to entering into an Acquisition Agreement with any third party.


         F. The foregoing right of first refusal shall expire automatically: (i) as to City on the 7% Termination Date as defined in Section 5.19 of the City Agreement, (ii) as to Sovereign on the 7% Termination Date as defined in Section
                  5.19 of the Sovereign Agreement, and (iii) as to both City and Sovereign when the Company enters into an Acquisition Agreement with City, Sovereign or a third party after having duly followed the procedures set forth herein.



         Section 3. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by registered air mail, postage prepaid, or sent by facsimile transmission with a confirmation copy sent by registered mail, and shall be deemed given when so mailed:


         A. if to the Company, to 1000 Parkwood Circle, Atlanta, Georgia 30339, Attention: Jeffrey S. Moore, or to such other person at such other place as the Company shall designate to the Purchaser in writing;


         B. if to City, to 25 Gatewater Road, Cross Lanes, West Virginia 25313, Attention: Robert A. Henson, Chief Financial Officer, or at such other address or addresses as City may have furnished to the Company, with a copy to Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219, Attention:
                  Randall S. Parks;


         C. if to Sovereign, to 1130 Berkshire Boulevard, P.O. Box 12646, Reading Pensylvania 19612, Attention: Jay S. Sidhu, or at such other address or addresses as City may have furnished to the Company, with a copy to Stevens & Lee, 607 Washington Street, P.O. Box 679, Reading, Pennsylvania 19603-0679, Attention:
                  Clinton W. Kemp; or


         D. if to any transferee or transferees of City or Sovereign, at such address or addresses as shall have been furnished to the other parties hereto at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the other parties hereto in writing.



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         Section 4. Amendments. No amendment, interpretation or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by the parties to this Agreement.


         Section 5. Headings. The headings of the sections, subsections and subparagraphs of this Agreement are used for convenience only and shall not affect the meaning or interpretation of the contents of this Agreement.


         Section 6. Enforcement. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.


         Section 7. Governing Law. This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and determined in accordance with the laws of the State of Georgia in the United States of America.


         Section 8. Severability. If any severable provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.


         Section 9. Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one agreement, and each such counterpart shall be deemed to have been made, executed and delivered on the date set out at the head of this Agreement without regard to the dates or times when such counterparts may actually have been made, executed or delivered.


         Section 10. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, as the case may be, and be enforceable by and against the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.



                                       MEGO MORTGAGE CORPORATION



                                       By:   /s/ Jeffrey S. Moore
                                             ----------------------------------
                                             Name:      Jeffrey S. Moore
                                             Title:     President


                                       CITY NATIONAL BANK OF WEST
                                       VIRGINIA


                                       By:   /s/ Robert A. Henson
                                             ----------------------------------
                                             Name:      Robert A. Henson
                                             Title:     Chief Financial Officer


                                       SOVEREIGN BANCORP, INC.



                                       By:   /s/ Jay S. Sidhu
                                             ----------------------------------
                                             Name:      Jay S. Sidhu
                                             Title:     President and Chief
                                                        Executive Officer







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